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                                                               FILED PURSUANT TO
                                                              SEC RULE 424(b)(3)
                                                                       FORM S-3D
                                                          SEC FILE NO. 333-34347

                PROSPECTUS SUPPLEMENT NO. 1 DATED AUGUST 25, 2003
                      TO PROSPECTUS DATED NOVEMBER 1, 2001

                               EVANS BANCORP, INC.

                           DIVIDEND REINVESTMENT PLAN

         This Prospectus Supplement should be read in conjunction with the Prospectus dated November 1, 2001 (the "Prospectus").

         The third paragraph on page 1 of the Prospectus is superseded by the following sentence:

         Stockholders who wish to enroll in the Plan (a "Participant") should complete an Enrollment Authorization form and forward it to Computershare Investor Services, LLC (the "Agent"), administrator of the Plan (see Question 6 on page 7).

         The section captioned "IF YOU HAVE QUESTIONS CONCERNING THE PLAN" on page 5 of the Prospectus is superseded by the following:

                    IF YOU HAVE QUESTIONS CONCERNING THE PLAN

         Please address all correspondence concerning the Plan to Computershare Investor Services, LLC (the "Agent"):

                  By Regular Mail, Registered Mail or Certified Mail:

                           Computershare Investor Services, LLC
                           P.O. Box 3504
                           Chicago, Illinois 60690-3504

                  By Hand or Courier:

                           Computershare Investor Services, LLC
                           2 North LaSalle Street
                           Chicago, Illinois 60602

         Please mention Evans Bancorp, Inc. in all your correspondence and, if you are a participant in the Plan, give the number of your account. If you prefer, you may call Computershare Investor Services, LLC for general questions on shareholder services and for dividend reinvestment plan information at 1-888:294-8217.

         The second sentence of the answer to Question 6 on page 7 of the Prospectus is superseded by the following sentence:

         You may obtain an Enrollment Authorization Form by contacting the Agent or visiting the website at www.computershare.com.


              The date of this Supplement No. 1 is August 25, 2003

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.